Filed Pursuant to Rule 424(b)(2)
Registration No. 333-276219

PROSPECTUS SUPPLEMENT

(To prospectus dated January 11, 2024)

Sumitomo Mitsui Financial Group, Inc.

(incorporated under the laws of Japan with limited liability)

U.S.$800,000,000 Senior Floating Rate Notes due 2030

U.S.$800,000,000 5.240% Senior Notes due 2030

U.S.$600,000,000 5.454% Senior Notes due 2032

U.S.$1,000,000,000 5.632% Senior Notes due 2035

We will issue an aggregate principal amount of U.S.$800,000,000 of senior floating rate notes due April 15, 2030, or the floating rate notes, and together with the fixed rate notes (as defined below), the notes. The floating rate notes will bear interest commencing January 15, 2025 at a floating rate per annum, equal to Compounded Daily SOFR (determined as provided under “Description of the Notes”), plus 1.05% payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2025, subject to adjustments.

We will issue an aggregate principal amount of U.S.$800,000,000 of senior notes due April 15, 2030, or the 5.25-year notes, an aggregate principal amount of U.S.$600,000,000 of senior notes due January 15, 2032, or the 7-year notes, and an aggregate principal amount of U.S.$1,000,000,000 of senior notes due January 15, 2035, or the 10-year notes, and together with the 5.25-year notes and the 7-year notes, the fixed rate notes. The 5.25-year notes will bear interest commencing January 15, 2025, at an annual rate of 5.240%, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025 (short first coupon). The 7-year notes and the 10-year notes will bear interest commencing January 15, 2025, at an annual rate of 5.454% and 5.632%, respectively, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025.

The notes will not be redeemable prior to maturity, except as set forth under “Description of the Notes—Redemption for Taxation Reasons,” and will not be subject to any sinking fund. The notes will be issued only in registered form in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement with the accompanying prospectus constitutes a prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “U.K. Prospectus Regulation”).

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, and in the “Risk Factors” section beginning on page S-10 of this prospectus supplement before making any decision to invest in the notes.

	Per floating rate note	Per 5.25-year note	Per 7-year note	Per 10-year note	Total
Public offering price(1)	100%	100%	100%	100%	U.S.$	3,200,000,000
Underwriting commissions(2)	0.35%	0.35%	0.40%	0.45%	U.S.$	12,500,000
Proceeds, before expenses, to SMFG(1)	99.65%	99.65%	99.60%	99.55%	U.S.$	3,187,500,000

(1)	Plus accrued interest from January 15, 2025, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream. Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.

It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about January 15, 2025.

Joint Lead Managers and Joint Bookrunners

SMBC NIKKO	Goldman Sachs & Co. LLC
Citigroup	Jefferies

Co-Managers

Barclays	BofA Securities	J.P. Morgan	Nomura

Daiwa Capital Markets	HSBC

Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	Siebert Williams Shank

Prospectus Supplement dated January 7, 2025

Prospectus Supplement

Prospectus

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The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan, or the Special Taxation Measures Act. The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, or a specially-related person of the issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act. Notwithstanding the aforementioned restriction, pursuant to the Special Taxation Measures Act, SMBC Nikko Securities America, Inc., acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Interest payments on the notes will generally be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (11) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph (6) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

Representation by Investor upon Distribution

By subscribing to any notes, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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PROHIBITION OF SALES TO U.K. RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA, or the U.K. PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

In addition, this prospectus supplement and the accompanying prospectus are being distributed only to and are directed only at persons located outside the U.K. or in the U.K. to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the U.K. by persons who are not relevant persons. In the U.K., any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

NOTICE TO INVESTORS IN SINGAPORE—Neither this prospectus supplement nor the accompanying prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated January 11, 2024 and filed with the SEC on January 12, 2024, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities, dated subordinated debt securities and perpetual subordinated debt securities and gives more general

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information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Copies of the documents incorporated by reference in this prospectus supplement as of the date of this prospectus supplement together with the accompanying prospectus will be available on the website of the Luxembourg Stock Exchange (www.luxse.com). This prospectus supplement may only be used for the purposes for which it has been published.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain in a number of places forward-looking statements regarding our intent, belief or current expectations of our management with respect to the future results of operations and financial condition of us, SMBC and our respective group companies, including without limitation future loan loss provisions and financial support to borrowers. In many cases but not all, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements, which include statements contained in “Item 3. Key Information—Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about Credit, Market and Other Risk” of our annual report on Form 20-F for the fiscal year ended March 31, 2024, reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described here as anticipated, believed, estimated, expected or intended.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information— Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A. Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

In this prospectus supplement, where IFRS financial information is presented in millions, billions or trillions of yen or thousands, millions or billions of dollars, amounts of less than one thousand, one million, one billion or one trillion, as the case may be, have been rounded. Where Japanese GAAP financial information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where Japanese GAAP financial information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be, except for capital ratios, which have been truncated.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “U.S.$,” “dollars” and “U.S. dollars” are to United States dollars, references to “yen” and “¥” are to Japanese yen and references to “€” are to the euro, the currency of those member states of the European Union that are participating in the European Economic and Monetary Union pursuant to the Treaty on European Union. Unless otherwise specified, when converting currencies into yen we use Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. “SMBC” refers to Sumitomo Mitsui Banking Corporation, which is one of our commercial banking subsidiaries, or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC. References to the “SMBC Group” are to us and our subsidiaries and affiliates taken as a whole.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Our Company

We are a joint stock company incorporated in December 2002 with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, we are a holding company for SMBC Trust Bank Ltd., or SMBC Trust Bank, Sumitomo Mitsui Finance and Leasing Company, Limited, or SMFL, SMBC Nikko Securities, Sumitomo Mitsui Card Company, Limited, or Sumitomo Mitsui Card, SMBC Consumer Finance Co., Ltd., or SMBC Consumer Finance, The Japan Research Institute, Limited, or The Japan Research Institute, Sumitomo Mitsui DS Asset Management Company, Limited, or SMDAM, and other subsidiaries and affiliates. Through our subsidiaries and affiliates, we offer a diverse range of financial services, including commercial banking, leasing, securities, consumer finance and other services.

SMBC is one of the world’s largest commercial banks on the basis of total assets and provides an extensive range of corporate and consumer banking services in Japan and wholesale banking services overseas. In Japan, it has solid franchises in both corporate and consumer banking. SMBC has long-standing and close business relationships with many companies listed on the Prime Market of the Tokyo Stock Exchange and long historical relationships with Sumitomo Group and Mitsui Group companies.

We continue promoting business collaborations among SMBC Group companies, including SMBC, SMBC Trust Bank, SMFL, SMBC Nikko Securities, The Japan Research Institute and SMDAM in the corporate solutions business and SMBC, SMBC Trust Bank, SMBC Nikko Securities, Sumitomo Mitsui Card, SMBC Consumer Finance and SMDAM in providing financial consulting services to individuals.

Our registered head office is located at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan. Our main telephone number is +81-3-3282-8111, and our corporate website is https://www.smfg.co.jp. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The Offering

U.S.$800,000,000 Senior Floating Rate Notes due 2030

Securities Offered	$800,000,000 aggregate principal amount of senior floating rate notes due April 15, 2030.

Offering Price	100% of the principal amount plus accrued interest from January 15, 2025, if settlement occurs after that date.

Maturity	The floating rate notes will mature on April 15, 2030.

Payment of Principal and Interest for the Floating Rate Notes	Interest on the floating rate notes will accrue from January 15, 2025 at a floating rate per annum, equal to Compounded Daily SOFR, plus 1.05%. Compounded Daily SOFR for each interest period will be determined by the calculation agent in accordance with the terms of the floating rate notes.

We will pay interest on the floating rate notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2025, subject to adjustments, to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day).

We will compute interest on the floating rate notes on the basis of the actual number of days in an interest period and a 360-day year. The first interest period will begin on and include January 15, 2025 and will end on but exclude the first interest payment date of the floating rate notes.

If any interest payment date (other than the maturity date) of the floating rate notes would fall on a day that is not a business day, that interest payment date will be adjusted to the day that is the next succeeding business day, unless that business day is in the next succeeding month, in which case such interest payment date will be the immediately preceding business day.

The maturity date for the floating rate notes will be April 15, 2030. In the event it is not a business day, the payment of interest and principal in respect of the floating rate notes will be made on the next succeeding day that is a business day, and no interest on such payment shall accrue for the period from and after April 15, 2030.

We will pay 100% of the principal amount of the floating rate notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes.”

Security Numbers	The security numbers for the floating rate notes are:

CUSIP No.: 86562MDR8

ISIN: US86562MDR88

Common Code: 297081497

Other Terms	For more information on the terms of the floating rate notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon will act as calculation agent for the floating rate notes.

U.S.$800,000,000 5.240% Senior Notes due 2030

Securities Offered	$800,000,000 aggregate principal amount of 5.240% senior notes due April 15, 2030.

Offering Price	100% of the principal amount plus accrued interest from January 15, 2025, if settlement occurs after that date.

Maturity	The 5.25-year notes will mature on April 15, 2030.

Payment of Principal and Interest for the 5.25-year Notes	Interest on the 5.25-year notes will accrue at the rate of 5.240% per annum from January 15, 2025.

We will pay interest on the 5.25-year notes semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025 (short first coupon), to the persons in whose names the 5.25-year notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the 5.25-year notes will be paid to but excluding the relevant interest payment date. We will compute interest on the 5.25-year notes on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the 5.25-year notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 5.25-year notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

We will pay 100% of the principal amount of the 5.25-year notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.”

Security Numbers	The security numbers for the 5.25-year notes are:

CUSIP No.: 86562MDS6

ISIN: US86562MDS61

Common Code: 297081519

Other Terms	For more information on the terms of the 5.25-year notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

U.S.$600,000,000 5.454% Senior Notes due 2032

Securities Offered	$600,000,000 aggregate principal amount of 5.454% senior notes due January 15, 2032.

Offering Price	100% of the principal amount plus accrued interest from January 15, 2025, if settlement occurs after that date.

Maturity	The 7-year notes will mature on January 15, 2032.

Payment of Principal and Interest for the 7-year Notes	Interest on the 7-year notes will accrue at the rate of 5.454% per annum from January 15, 2025.

We will pay interest on the 7-year notes semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025, to the persons in whose names the 7-year notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the 7-year notes will be paid to but excluding the relevant interest payment date. We will compute interest on the 7-year notes on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the 7-year notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 7-year notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

We will pay 100% of the principal amount of the 7-year notes at the maturity date.

See “Description of the Notes— Principal, Maturity and Interest for the Fixed Rate Notes.”
Security Numbers	The security numbers for the 7-year notes are:

CUSIP No.: 86562MDT4

ISIN: US86562MDT45

Common Code: 297081527

Other Terms	For more information on the terms of the 7-year notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

U.S.$1,000,000,000 5.632% Senior Notes due 2035

Securities Offered	$1,000,000,000 aggregate principal amount of 5.632% senior notes due January 15, 2035.

Offering Price	100% of the principal amount plus accrued interest from January 15, 2025, if settlement occurs after that date.

Maturity	The 10-year notes will mature on January 15, 2035.

Payment of Principal and Interest for the 10-year Notes	Interest on the 10-year notes will accrue at the rate of 5.632% per annum from January 15, 2025.

We will pay interest on the 10-year notes semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2025, to the persons in whose names the 10-year notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the 10-year notes will be paid to but excluding the relevant interest payment date. We will compute interest on the 10-year notes on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the 10-year notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 10-year notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

We will pay 100% of the principal amount of the 10-year notes at the maturity date.

See “Description of the Notes— Principal, Maturity and Interest for the Fixed Rate Notes.”

Security Numbers	The security numbers for the 10-year notes are:

CUSIP No.: 86562MDU1

ISIN: US86562MDU18

Common Code: 297081535

Other Terms	For more information on the terms of the 10-year notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

General Terms of the Notes

Issuer	Sumitomo Mitsui Financial Group, Inc.

Securities Offered	We will offer the notes set forth in the applicable pricing term sheet and on the cover page of this prospectus supplement in accordance with the terms set forth in the applicable pricing term sheet and in this prospectus supplement and the accompanying prospectus.

The notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes—General.”

Redemption for Taxation Reasons	The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture (as defined in “Description of the Notes—General”)) at a redemption price equal to 100% of the principal amount of the relevant notes together with accrued and unpaid interest to (but excluding) the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of the relevant series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of the relevant notes. See “Description of the Notes—Redemption for Taxation Reasons.”

Events of Default and Remedies	The following will be events of default with respect to the notes of a series:

•	Default shall be made for more than 30 days in the payment of principal and premium, if any, or interest in respect of any of the notes of such series;

•

We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the notes of such series or in the Indenture in respect of the notes of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding notes of such series; or

•

Certain events of bankruptcy, insolvency, reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan shall have occurred with respect to us or an effective resolution shall have been passed by us for our winding up or dissolution.

See “Description of the Debt Securities—Events of Default and Rights of Acceleration—Senior Debt Securities” in the accompanying prospectus.

Each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan, or the DIC, to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “Description of the Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus.

Listing	We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Global Security	The notes of each series will be initially represented by one or more global certificates in definitive, fully registered form without interest coupons, or global securities. The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by a global security will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of the Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds of this offering to extend unsecured loans, intended to qualify as internal TLAC, to SMBC. SMBC intends to use the proceeds of the loans for general corporate purposes.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon will act as the trustee, paying agent, transfer agent and registrar for each series of the notes and as calculation agent for the floating rate notes.

Conflicts of Interest	SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA), or Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest).”

Regulatory Treatment	The notes are intended to qualify as external TLAC instruments under the TLAC regulations in Japan, which came into effect on March 31, 2019.

Legal Entity Identifier	35380028MYWPB6AUO129.

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2024.

Risks Related to the Notes

The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.

As a holding company, our assets consist primarily of equity in and loans to our subsidiaries, in particular SMBC, and our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from such subsidiaries. If our subsidiaries’ financial conditions materially deteriorate, or under certain other conditions, we may not be able to receive such funds from our subsidiaries due to legal restrictions, including under the Banking Act of Japan, or the Banking Act, the Companies Act of Japan, or the Companies Act, and the Deposit Insurance Act or as a result of contractual obligations, including loss absorption requirements, applicable to such subsidiaries. Claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries in such proceedings. Claims of creditors of our subsidiaries include substantial amounts of long-term debt, deposit liabilities of SMBC and other banking subsidiaries, short-term borrowings, obligations under derivative transactions, trade payables and lease obligations. As a result, holders of the notes may receive less than full payment in the event of our bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding, even though the claims of creditors of our subsidiaries may be satisfied in full.

The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.

In November 2015, the Financial Stability Board, or the FSB, published its final Total Loss-Absorbing Capacity standards, or the TLAC standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a global systemically important bank, or G-SIB, fails, it will have sufficient loss absorbing and recapitalization capacity available in resolution. For more information regarding the FSB’s final TLAC standards, see “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein.

In March 2019, the FSA published its public ministerial announcements, regulatory guidelines and related documents for the implementation of the TLAC standards in Japan, which we refer to herein as the Japanese

TLAC Standards. The Japanese TLAC Standards apply to Covered SIBs, which includes (i) Japanese G-SIBs, such as us, which are designated as G-SIBs by the FSA in accordance with the designation by the FSB, and (ii) any domestic systemically important bank in Japan, or Japanese D-SIB, that has been deemed to be in particular need for a cross-border resolution arrangement and as having particular systemic significance to the Japanese financial system if it fails. The Japanese TLAC Standards have applied to Japanese G-SIBs from March 31, 2019.

Under the FSB’s TLAC standards and the Japanese TLAC Standards, entities designated by the FSA as entities that would enter into domestic resolution proceedings for Japanese G-SIBs, or the Domestic Resolution Entities, are required:

•

to meet certain minimum external TLAC requirements (being at least 18% of their risk-weighted assets starting from March 31, 2022 as well as at least 7.10% of their Basel III leverage ratio denominator starting from April 1, 2024, while excluding the amounts of deposits at the Bank of Japan from the total exposure for the purpose of calculation of the applicable Basel III leverage ratio denominator, taking into account exceptional macroeconomic conditions and other circumstances); and

•

to cause any material subsidiaries or material sub-groups in Japan designated as systemically important by the FSA, or any foreign subsidiaries that are subject to TLAC or similar requirements by the relevant foreign authorities, to maintain a certain level of capital and debt that is recognized as having loss-absorbing and recapitalization capacity, or internal TLAC.

In our case, the FSA designated SMFG as our Domestic Resolution Entity, which makes SMFG subject to the external TLAC requirements. The FSA also designated SMBC and SMBC Nikko Securities as our material subsidiaries in Japan, for which we are required to maintain a certain level of internal TLAC.

Under the Japanese TLAC Standards, unsecured senior debt issued by Japanese G-SIBs is not required to have any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC instruments. In addition, unsecured senior debt issued by a Japanese G-SIB is not required to be contractually subordinated in order to qualify as external TLAC instruments, provided that the amount of excluded liabilities (as defined in the Japanese TLAC Standards) of such Japanese G-SIB which rank pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC and the Japanese G-SIB’s creditors are recognized by the FSA as structurally subordinated to the creditors of its subsidiaries and affiliates. We intend for the notes to qualify as external TLAC instruments on the basis of, among other things, their structural subordination.

We expect to use the proceeds of the offering to extend unsecured loans to SMBC, which is designated as one of our material subsidiaries in Japan, as internal TLAC. In accordance with the Japanese TLAC Standards, these loans are required to be contractually subordinated to the excluded liabilities as defined in the Japanese TLAC Standards and have contractual loss absorption provisions that will act to discharge or extinguish the loans or convert them into SMBC’s ordinary shares upon a determination by the FSA that SMBC is non-viable due to material deterioration of its financial condition after recognizing that its liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations.

The notes are expected to be subject to potential losses through our liquidation pursuant to court-administered insolvency proceedings following the application of the orderly resolution powers under the Deposit Insurance Act. The Deposit Insurance Act, as amended in March 2014, provides the framework for resolving financial institutions, including financial holding companies, such as us, and operating banks. Such framework includes measures that may be applied to a financial institution prior to its failure, although there is no assurance that such measures would be applied in any given situation, and orderly resolution measures for financial institutions that have already failed or are likely to fail. In the FSA’s explanatory paper entitled “The FSA’s Approach to Introduce the TLAC Framework,” which was published in April 2016 and revised in April 2018, the FSA has identified Single Point of Entry, or SPE, resolution, in which resolution powers are applied to the ultimate holding company of a banking group by a single national resolution authority, as the preferred strategy for resolving currently designated G-SIBs in Japan. Under a possible model for SPE resolution of Japanese G-SIBs described in the Japanese TLAC Standards, if, with respect to a material subsidiary of a Japanese G-SIB that is designated as systemically important by the FSA, the FSA issues to the Domestic Resolution Entity of the Japanese G-SIB an order concerning the restoration of financial soundness, including recapitalization of, and restoration of liquidity to, such material subsidiary, such material subsidiary’s internal TLAC instruments will be written down or, if applicable, converted into common shares in accordance with the applicable contractual loss-absorption provisions of such internal TLAC instruments. The FSA may issue such an order pursuant to Article 52-33, Paragraph 1 of the Banking Act upon its determination that the material subsidiary is non-viable due to a material deterioration in its financial condition after recognizing that its liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations.

Following the write-down or conversion into common shares of internal TLAC instruments of the relevant material subsidiary, the relevant Domestic Resolution Entity’s liabilities may exceed its assets or it may suspend payment of its obligations. Under the Deposit Insurance Act, if the Prime Minister recognizes that liabilities of a financial institution, including a currently designated Domestic Resolution Entity, exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations and further recognizes that the failure of such financial institution may cause significant disruption in the financial markets or other financial systems in Japan, following deliberation by Japan’s Financial Crisis Response Council, the Prime Minister may confirm that “Specified Item 2 Measures (tokutei dai nigo sochi)” should be applied to such financial institution. Any such confirmation by the Prime Minister triggers the non-viability loss absorption provisions of Basel III Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written down or, if applicable, converted into common shares. The failed financial institution shall also be placed under special supervision by, or if the Prime Minister so orders, under special control of, the DIC, in which case, pursuant to Article 126-5 of the Deposit Insurance Act, the DIC would have broad authority to supervise or control the failed financial institution’s business, assets and/or liabilities, including the transfer of its systemically important assets and liabilities (which we expect in the case of our orderly resolution would include the shares of SMBC and other of our material subsidiaries based on the Japanese TLAC Standards) to a bridge financial institution established as a subsidiary of the DIC or such other financial institution as the DIC may determine, the repayment of certain of its liabilities and ultimately the initiation of court-administered insolvency proceedings with respect to such financial institution, in each case in accordance with the Deposit Insurance Act and other relevant laws. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein. In addition, to facilitate that transfer, the Prime Minister can designate certain assets that will be transferred to a bridge financial institution or to such other financial institution as part of our orderly resolution to be subject to a prohibition on attachment pursuant to Article 126-16 of the Deposit Insurance Act.

To facilitate our orderly resolution under the Deposit Insurance Act and Japanese insolvency proceedings, each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the DIC to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). The above permission may be granted by a Japanese court in accordance with the Deposit Insurance Act if (i) we are under special supervision by, or under special control of, the DIC pursuant to the Deposit Insurance Act and (ii) our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations.

If we become subject to orderly resolution procedures under the Deposit Insurance Act, there can be no assurance that the exercise of measures available to the Prime Minister, the DIC or the Japanese courts to prevent disruption to financial markets or other financial systems in Japan would not adversely affect the rights of holders of the notes or the value of any holder’s investment in the notes. For example, if the shares of our subsidiaries are transferred to a bridge financial institution or such other financial institution as determined by the DIC, we would only be entitled to receive consideration representing the fair value of such shares, which could be significantly less than the book value of such shares. As a result, the recovery value of our residual assets in court-administered insolvency proceedings after the exercise of orderly resolution measures by the DIC may not be sufficient to fully satisfy our liabilities, including our obligations under the notes. In addition, the value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, holders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution.

The circumstances surrounding or triggering orderly resolution are unpredictable.

The occurrence of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. Under the current framework, the commencement of the orderly resolution process is dependent upon, among other things, a determination by the Prime Minister, following deliberation by Japan’s Financial Crisis Response Council, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that any failure may cause significant disruption in the financial markets or other financial systems in Japan. Under the Japanese TLAC Standards, as a possible model of a resolution of Japanese G-SIBs under the SPE resolution strategy, the application of Specified Item 2 Measures (tokutei dai nigo sochi) to us may result from, among other things, a loan that we extended to, or an investment we made in, or any other internal TLAC of, SMBC or any of our other material subsidiaries that are designated as systemically important by the FSA or that are subject to TLAC requirements or similar requirements by the relevant foreign authorities, being subjected to loss absorption before the failure of such subsidiary, pursuant to the terms of such loan or investment or other internal TLAC or in accordance with applicable laws or regulations then in effect. However, according to the Japanese TLAC Standards, the actual measures to be taken with respect to a Japanese G-SIB shall be determined by the relevant authorities on a case-by-case basis after taking into consideration the Japanese G-SIB’s actual condition. In addition, the application of orderly resolution measures under the Deposit Insurance Act is untested and will be subject to interpretation and application by the relevant regulatory and supervisory authorities in Japan. Moreover, it is uncertain how the relevant authorities would determine that our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations, which determination is required to commence an orderly resolution, and it is possible that particular circumstances that seem similar may result in different outcomes. Our creditors, including holders of the notes, may encounter difficulty in challenging the application of orderly resolution measures to us.

It may be difficult to predict when, if at all, we may become subject to orderly resolution. Accordingly, the market value of the notes may not necessarily be evaluated in a similar manner as other types of senior securities. Any indication that we are approaching circumstances that could result in us becoming subject to orderly resolution can be expected to have an adverse effect on the market price and liquidity of the notes.

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs then our assets may be insufficient to pay amounts due on the notes.

The Indenture and the notes do not restrict our ability or the ability of our subsidiaries to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities, and provide holders with limited protection in the event of a change in control and other actions we may take that could adversely impact your investment in the notes.

The Indenture and the notes do not contain any financial covenants or restrictions on our ability, or the ability of our subsidiaries, to pledge assets to secure any indebtedness, securitize assets, pay dividends on our shares of common stock, incur or assume additional indebtedness or other liabilities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the notes. In addition, the Indenture and the notes do not contain any covenants or other provisions that afford more than limited protection to holders of the notes in the event of a change in control.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes are new securities which may not be widely distributed and for which there is currently no active trading market. Although we have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any market that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

In addition, in the event that our obligations in connection with maintaining the listing of the notes on the Luxembourg Stock Exchange become unduly burdensome, we may be entitled to, and may decide to, delist the notes from such securities exchange and seek an alternate listing for the notes on another securities exchange.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. In particular, Fitch Ratings Japan Limited downgraded the long-term credit ratings of us and SMBC in December 2022 by one-notch from A to A-.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR, and SOFR is not expected to be a comparable replacement for U.S. dollar LIBOR.

In June 2017, the Federal Reserve Bank of New York (the “FRBNY”)’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR. SOFR is a broad Treasury repurchase financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR was an unsecured rate. And, while SOFR is an overnight rate, U.S. dollar LIBOR was a forward-looking rate that represented interbank funding for a specified term. As a result, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such historical indicative data inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR or Compounded Daily SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Compounded Daily SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which investors can sell the floating rate notes in the secondary market.

The interest rate on the floating rate notes is based on a compounded SOFR rate, which is relatively new in the marketplace.

For each Interest Period (as defined below), the interest rate on the floating rate notes is based on Compounded Daily SOFR, which is calculated using the specific formula described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Compounded Daily SOFR,” not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any Interest Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the SOFR Observation Period for an Interest Period is negative, its contribution to Compounded Daily SOFR will be less than one, resulting in a reduction to Compounded Daily SOFR used to calculate the interest payable on the floating rate notes on the Interest Payment Date (as defined below) for such Interest Period.

In addition, limited market precedents exist for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the Compounded Daily SOFR rate used in the floating rate notes may not be widely adopted by other market participants. If the market adopts a different calculation method, that would likely adversely affect the market value of the floating rate notes. We may in the future also issue notes referencing SOFR that differ in terms of interest determination from the floating rate notes.

Compounded Daily SOFR with respect to a particular Interest Period will only be capable of being determined near the end of the relevant Interest Period.

The level of Compounded Daily SOFR applicable to a particular Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Determination Date (as defined below) for such Interest Period. Because each such date is near the end of such Interest Period, you will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the relevant Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

The secondary trading market for securities linked to SOFR may be limited.

Since SOFR is a relatively new market rate, the floating rate notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the floating rate notes may be lower than those of later-issued securities that are based on SOFR. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded Daily SOFR, which could adversely affect the value of the floating rate notes.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the floating rate notes, which may adversely affect the trading prices of the floating rate notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the floating rate notes as further described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition” will apply) and has no obligation to consider the interests of holders of the floating rate notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then the interest rate on the floating rate notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, we or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, changes to the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes.

Any determination, decision or election described above will be made in the sole discretion of us or our designee. Any exercise of such discretion by us may present us with a conflict of interest. In addition, if we appoint an affiliate as our designee, any exercise of such discretion may present us or such affiliate with a conflict of interest.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement may not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our affiliates may participate in press activities or publish research that could affect the market value of the floating rate notes.

We or one or more of our affiliates may, at present or in the future, participate in press activities or publish research reports with respect to movements in interest rates generally, or with respect to the LIBOR transition to alternative reference rates or SOFR specifically. Such press activities or research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the floating rate notes. Any of these activities may affect the market value of the floating rate notes.

We or our designee may make determinations with respect to the floating rate notes.

We or our designee may make certain determinations with respect to the floating rate notes as further described under “Description of the Notes.” If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will have the right to make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes—Benchmark Transition.” Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded Daily SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes.”

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately $3,186 million. We intend to use the net proceeds of this offering to extend unsecured loans, intended to qualify as internal TLAC, to SMBC. SMBC intends to use the proceeds of the loans for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness presented in accordance with IFRS, as of September 30, 2024 and adjusted to give effect to the issuance of the notes. It should be read in conjunction with our unaudited consolidated interim financial statements prepared in accordance with IAS 34 “Interim Financial Reporting” under IFRS, which are incorporated by reference herein.

	As of September 30, 2024
	Actual	As adjusted
	(Millions of yen)
Indebtedness:(1)
Borrowings
Unsubordinated borrowings	¥14,788,470	¥14,788,470
Subordinated borrowings	153,577	153,577
Liabilities associated with securitization transactions	1,173,466	1,173,466
Lease liabilities	413,818	413,818

Total borrowings	16,529,331	16,529,331

Debt securities in issue
Commercial paper	2,873,893	2,873,893
Unsubordinated bonds(2)	8,941,877	8,941,877
Subordinated bonds(2)	1,331,547	1,331,547

Bonds being issued(3)	—	457,024

Total debt securities in issue	13,147,317	13,604,341

Financial liabilities designated at fair value through profit or loss(4)	545,667	545,667

Total indebtedness(5)	30,222,315	30,679,339

Equity:
Capital stock	2,345,961	2,345,961
Capital surplus	662,639	662,639
Retained earnings	7,828,663	7,828,663
Treasury stock	(34,102)	(34,102)

Equity excluding other reserves	10,803,161	10,803,161
Other reserves	3,751,932	3,751,932

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	14,555,093	14,555,093
Non-controlling interests	132,887	132,887
Equity attributable to other equity instruments holders(6)	1,682,652	1,682,652

Total equity	16,370,632	16,370,632

Total capitalization and indebtedness(7)	¥46,592,947	¥47,049,971

(1)	Figures for indebtedness do not include contingent liabilities.
(2)

We and certain of our subsidiaries, including SMBC, regularly issue senior and subordinated debt securities in a variety of currencies and issuance formats, including debt securities of SMFG similar to the notes offered hereby and debt securities of SMBC under its Global Medium Term Notes Program, Euro Medium Term Note Programme and Covered Bond Programme. On October 7, 2024, we issued €500 million aggregate principal amount of senior fixed rate notes. Issuances, redemptions and repurchases of debt securities from October 1, 2024 to the date hereof, other than the issuance of the notes, are not reflected in the table above.

(3)

Converted to Japanese yen based on the exchange rate of ¥142.82 = $1.00, which was SMBC’s median exchange rate quotation for buying and selling spot dollars by telegraphic transfer against yen on September 30, 2024.

(4)	Relates to certain debt securities issued by our subsidiaries for which we adopted the fair value option.
(5)	38.0% of our total indebtedness was secured as of September 30, 2024.
(6)	Issuances, redemptions and repurchases of equity instruments from October 1, 2024 to the date hereof are not reflected in the table above.
(7)	Except as disclosed in this prospectus supplement, there has been no material change in our consolidated capitalization and indebtedness since September 30, 2024.

SELECTED FINANCIAL AND OTHER INFORMATION (IFRS)

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2024, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with IFRS, and our selected interim consolidated financial information as of September 30, 2024 and for the six months ended September 30, 2023 and 2024, which is derived from our unaudited interim consolidated financial statements as of and for the same periods, prepared in accordance with IAS 34 “Interim Financial Reporting” under IFRS. Our annual IFRS consolidated financial statements for the fiscal years ended March 31, 2022, 2023 and 2024 are included in our annual report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on June 27, 2024, which is incorporated by reference herein. Our IFRS unaudited interim consolidated financial statements as of September 30, 2024 and for the six months ended September 30, 2023 and 2024 are included in our report on Form 6-K furnished to the SEC on December 26, 2024, which is incorporated by reference herein. Our results of operations for the six months ended September 30, 2024 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2025 or for any other period.

	Fiscal year ended March 31,					Six months ended September 30,
	2020(1)	2021	2022	2023	2024	2023	2024
	(Billions of yen, except per share data)
Consolidated income statement data:
Interest income	¥2,407	¥1,780	¥1,748	¥3,696	¥5,944	¥2,776	¥3,342
Interest expense	1,091	397	304	1,941	4,054	1,887	2,157
Net interest income	1,316	1,383	1,444	1,755	1,891	889	1,185
Fee and commission income	1,147	1,174	1,248	1,263	1,470	691	788
Fee and commission expense	204	202	210	223	234	119	150
Net fee and commission income	943	973	1,038	1,040	1,236	572	638
Net trading income (loss)	134	238	280	626	350	488	(179)
Net income (loss) from financial assets and liabilities at fair value through profit or loss	(22)	280	200	173	323	80	(11)
Net investment income	176	154	66	16	30	62	72
Other income	156	138	109	181	120	58	47
Total operating income	2,704	3,166	3,137	3,791	3,949	2,148	1,753
Impairment charges on financial assets	260	282	280	148	205	130	105
Net operating income	2,444	2,883	2,857	3,642	3,744	2,017	1,648
General and administrative expenses	1,696	1,679	1,802	1,965	2,230	1,072	1,187
Other expenses	489	284	369	502	467	130	190
Operating expenses	2,185	1,963	2,170	2,468	2,697	1,202	1,377
Share of post-tax profit (loss) of associates and joint ventures	24	36	(11)	87	160	55	47
Profit before tax	283	956	676	1,262	1,208	871	318
Income tax expense	52	251	161	326	312	208	53
Net profit	¥231	¥705	¥515	¥936	¥896	¥663	¥265
Profit attributable to:
Shareholders of Sumitomo Mitsui Financial Group, Inc.	¥200	¥687	¥500	¥912	¥873	¥651	¥250
Non-controlling interests	19	4	5	13	9	6	2
Other equity instruments holders	12	13	11	11	14	6	13

	Fiscal year ended March 31,					Six months ended September 30,
	2020(1)	2021	2022	2023	2024	2023	2024
	(Billions of yen, except per share data)
Earnings per share(2):
Basic	¥145.48	¥501.73	¥364.46	¥668.12	¥657.13	¥162.60	¥63.75
Diluted	145.39	501.49	364.31	667.89	656.94	162.55	63.74
Weighted average number of common shares in issue (in thousands of shares)	1,375,118	1,370,214	1,370,738	1,364,770	1,329,026	4,004,539	3,924,763
Dividends per share in respect of each fiscal year:
Common stock	¥185	¥195	¥200	¥220	¥260	/	/
	$1.70	$1.76	$1.63	$1.65	$1.72	/	/

	As of March 31,					As of September 30, 2024
	2020(1)	2021	2022	2023	2024
	(Billions of yen)
Consolidated statement of financial position data:
Total assets	¥212,158	¥235,025	¥248,161	¥257,687	¥281,272	¥278,197
Loans and advances	94,672	97,715	104,636	111,891	121,716	118,780
Total liabilities	201,224	222,749	235,379	244,150	264,993	261,826
Deposits	138,431	155,494	162,593	172,928	182,097	178,509
Borrowings	17,121	19,423	20,585	15,372	16,107	16,529
Debt securities in issue	10,985	11,229	11,428	11,985	14,075	13,147
Total equity	10,935	12,276	12,782	13,537	16,279	16,371
Capital stock	2,340	2,341	2,342	2,343	2,344	2,346

(1)	On April 1, 2019, we adopted IFRS 16 “Leases” retrospectively by adjusting the consolidated statement of financial position at the date of initial application.

From the fiscal year ended March 31, 2020, premiums for deposit insurance have been reclassified from “General and administrative expense” to “Interest expense.”

(2)

As resolved by our board of directors on May 15, 2024, we implemented a stock split on our common stock as of September 30, 2024, the record date, into three shares, effective as of October 1, 2024. Per share data and weighted average number of common shares for the six months ended September 30, 2023 and 2024 are calculated based on the assumption that the stock split had been implemented at the beginning of the year ended March 31, 2024. Amounts for other periods in this table do not reflect the stock split.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

Supplemental Consolidated Information for SMFG

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2024, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP, and our selected consolidated financial information as of September 30, 2024, and for the six months ended September 30, 2023 and 2024, which is derived from our unaudited interim consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. An English translation of such unaudited interim consolidated financial statements is included in our Form 6-K furnished to the SEC on December 5, 2024, which is incorporated by reference herein. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A. Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. Our results of operations for the six months ended September 30, 2024 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2025 or for any other period.

	Fiscal year ended March 31,					Six months ended September 30,
	2020	2021	2022	2023	2024	2023	2024
	(Billions of yen)
Consolidated income statement information:
Consolidated gross profit	¥2,769	¥2,806	¥2,946	¥3,170	¥3,739	¥1,817	¥2,045
Net interest income	1,307	1,335	1,528	1,718	1,881	888	1,126
Trust fees	5	5	6	7	8	4	4
Net fees and commissions	1,083	1,094	1,200	1,219	1,482	685	755
Net trading income	263	200	101	121	108	(65)	305
Net other operating income	111	172	111	106	260	306	(145)
General and administrative expenses	(1,740)	(1,747)	(1,821)	(1,949)	(2,251)	(1,082)	(1,173)
Equity in gains (losses) of affiliates	56	25	29	55	72	36	46
Consolidated net business profit	1,085	1,084	1,153	1,276	1,560	771	918
Total credit cost	(171)	(361)	(274)	(210)	(274)	(100)	(84)
Gains (losses) on stocks	80	93	209	156	250	47	294
Other income (expenses)	(63)	(105)	(47)	(61)	(70)	(8)	(98)

Ordinary profit	932	711	1,041	1,161	1,466	709	1,030
Extraordinary gains (losses)	(43)	(39)	(111)	(62)	(124)	(3)	(3)

Income before income taxes	889	672	930	1,098	1,342	706	1,027
Income taxes	(168)	(156)	(215)	(282)	(374)	(178)	(298)
Profit attributable to non-controlling interests	(17)	(3)	(8)	(10)	(6)	(2)	(5)

Profit attributable to owners of parent	¥704	¥513	¥707	¥806	¥963	¥526	¥725

	As of March 31,					As of September 30, 2024
	2020	2021	2022	2023	2024
	(Billions of yen, except percentages)
Consolidated balance sheet information:
Total assets	¥219,864	¥242,584	¥257,705	¥270,429	¥295,237	¥290,023
Loans and bills discounted	82,518	85,133	90,834	98,404	107,014	105,037
Reserve for possible loan losses(1)	(479)	(659)	(818)	(750)	(818)	(796)
Securities	27,129	36,549	38,539	33,213	37,143	38,835
Deposits (including negotiable certificates of deposit)	137,223	154,597	161,655	171,796	179,512	176,879
Net assets	10,785	11,899	12,197	12,791	14,800	14,893
NPL ratio(2)	0.68%	0.98%	1.08%	0.80%	0.81%	0.73%
Loan-to-deposit ratio	60.1%	55.1%	56.2%	57.3%	59.6%	59.4%

(1)

Reserve for possible loan losses includes a general reserve, a specific reserve and a reserve for specific overseas countries. “Loan losses” includes losses derived not only from loans but also from other claims to borrowers, including commitments to extend credit, guarantees and standby letters of credit.

(2)

Non-performing loan ratio, or NPL ratio, equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Banking Act and the Act on Emergency Measures for the Revitalization of the Financial Functions of Japan, or the Financial Reconstruction Act, divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Banking Act and the Financial Reconstruction Act.

Supplemental Non-Consolidated Information for SMBC

The tables below set forth selected non-consolidated financial information of SMBC as of and for each of the five fiscal years ended March 31, 2024, which is derived from SMBC’s audited annual non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The tables also set forth selected non-consolidated financial information of SMBC as of September 30, 2024, and for the six months ended September 30, 2023 and 2024, which is derived from SMBC’s unaudited interim non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. SMBC’s audited annual non-consolidated financial statements and unaudited interim non-consolidated financial statements are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	Fiscal year ended March 31,
	2020	2021	2022	2023	2024
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥1,412	¥1,482	¥1,579	¥1,699	¥1,885
Net interest income	878	936	1,091	1,164	1,166
Trust fees	2	2	2	2	3
Net fees and commissions	323	331	398	456	530
Net trading income (losses)	112	17	(70)	(54)	(126)
Net other operating income (expenses)	97	196	157	131	312
Net gains (losses) on bonds	74	80	(42)	(87)	(45)
Expenses(2)	(808)	(816)	(857)	(884)	(984)
Personnel expenses	(320)	(327)	(345)	(381)	(418)
Non-personnel expenses	(438)	(440)	(463)	(455)	(508)
Taxes	(50)	(50)	(49)	(48)	(58)
Banking profit (before provision for general reserve for possible loan losses)(3)	604	665	722	816	901
Total credit cost(4)	(50)	(243)	(161)	(115)	(96)
Net gains (losses) on stocks	52	64	157	142	236
Other non-recurring gains (losses)	(122)	(50)	28	24	(1)
Ordinary profit	484	436	746	866	1,040
Net income	317	338	546	634	763

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	0.91%	0.84%	0.84%	0.83%	0.84%
Interest rate paid on domestic deposits, etc.	0.00%	0.00%	0.00%	0.00%	0.00%
Interest spread(5)	0.91%	0.84%	0.84%	0.83%	0.84%
Overhead ratio(6)	57.2%	55.1%	54.3%	52.0%	52.2%

	Six months ended September 30,
	2023	2024
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥895	¥1,162
Net interest income	528	863
Trust fees	1	2
Net fees and commissions	232	256
Net trading income (losses)	(182)	184
Net other operating income (expenses)	316	(143)
Net gains (losses) on bonds	(0)	7
Expenses(2)	(482)	(520)
Personnel expenses	(205)	(225)
Non-personnel expenses	(247)	(261)
Taxes	(29)	(34)
Banking profit (before provision for general reserve for possible loan losses)(3)	414	642
Total credit cost(4)	(10)	20
Net gains (losses) on stocks	41	276
Other non-recurring gains (losses)	7	27
Ordinary profit	451	965
Net income	346	728

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	0.82%	0.94%
Interest rate paid on domestic deposits, etc.	0.00%	0.03%
Interest spread(5)	0.82%	0.91%
Overhead ratio(6)	53.8%	44.7%

(1)

Gross banking profit (gyoumu ararieki) is the sum of net interest income, trust fees, net fees and commissions, net trading income (losses) and net other operating income (expenses). The Banking Act requires Japanese banks to disclose gross banking profit on a non-consolidated basis.

(2)	Expenses do not include non-recurring losses (credit costs and losses on stocks, etc.).
(3)

Banking profit (before provision for general reserve for possible loan losses) (gyoumu jun-eki), a commonly used indicator of the profitability of banking operations among Japanese banks, is calculated as follows: net interest income + trust fees + net fees and commissions + net trading income (losses) + net other operating income (expenses) – expenses on a non-consolidated basis.

(4)

Total credit cost = Provision for reserve for possible loan losses + Write-off of loans + Losses on sales of delinquent loans – Gains on reversal of reserve for possible loan losses – Recoveries of written-off claims.

(5)	Interest spread is the difference between the rate of the interest earned on average interest-earning assets and the rate of interest paid on average interest-bearing liabilities.
(6)	Overhead ratio is SMBC’s expenses divided by gross banking profit.

	As of March 31,					As of September 30, 2024
	2020	2021	2022	2023	2024
	(Billions of yen, except percentages)
Non-consolidated balance sheet information:
Total assets	¥193,964	¥215,847	¥227,965	¥235,337	¥249,722	¥243,826
Loans and bills discounted	80,187	81,938	87,671	94,307	101,125	99,438
Classified by type of loan:
Loans to small- and medium-sized enterprises, etc.(1)	33,095	33,528	33,867	35,425	38,080	37,499
Consumer loans	12,427	12,003	11,782	11,755	11,976	12,037
Housing loans	11,584	11,239	11,046	11,014	11,214	11,262
Classified by location:
Domestic offices (excluding offshore banking accounts)	54,613	56,909	57,980	61,087	64,495	63,688
Overseas offices and offshore banking accounts	25,574	25,028	29,692	33,220	36,630	35,750
Deposits (including negotiable certificates of deposit)	130,554	147,389	154,124	162,879	168,321	166,089
Loan-to-deposit ratio	61.4%	55.6%	56.9%	57.9%	60.1%	59.9%

Non-consolidated credit quality information:
NPLs(2)	¥429	¥628	¥805	¥587	¥630	¥520
NPL ratio(3)	0.46%	0.65%	0.77%	0.52%	0.52%	0.44%
Reserve ratio to unsecured assets(4)	66.81%	57.91%	63.36%	68.66%	67.56%	66.01%

(1)

Loans to small- and medium-sized enterprises, etc., represent a portion of all loans and bills discounted and include some consumer loans. Includes loans to individuals. Housing loans are a subset of consumer loans.

(2)	NPLs include loans, acceptances and guarantees, suspense payments and other credit-type assets based on the Banking Act and the Financial Reconstruction Act.
(3)

NPL ratio equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Banking Act and the Financial Reconstruction Act divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Banking Act and the Financial Reconstruction Act.

(4)

Reserve ratio to unsecured assets equals the sum of the specific reserve and the general reserve for substandard loans divided by the aggregate amount of unsecured loans classified as NPLs under the Banking Act and the Financial Reconstruction Act.

Other Supplementary Information

SMBC’s Bond Portfolio

SMBC’s bond portfolio is principally held for ALM purposes, with a small number of securities being held for inventory purposes for sales to customers. Most of SMBC’s bond portfolio is comprised of fixed-rate Japanese and local government bonds and high quality corporate bonds denominated in yen. On a non-consolidated basis, the approximate average duration of SMBC’s yen-denominated bond portfolio, including Japanese government bonds, or JGBs, but excluding private placement bonds, bonds held-to-maturity and bonds for which fair value hedge accounting is applied, was 2.1 years and 1.3 years as of March 31, 2024 and September 30, 2024, respectively. Bonds are also held to enhance liquidity, and, when needed, they can be used as collateral for call money or other money market funding or short-term borrowing from the Bank of Japan, or the BOJ. Sales of bonds are made from time to time in order to recognize discretionary gains. SMBC’s Treasury Department actively monitors the interest rate and maturity profile of its bond portfolio as part of our overall risk management.

Operating Results of SMBC Nikko Securities

SMBC Nikko Securities, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded net operating revenue of ¥222.8 billion, ordinary loss of ¥42.1 billion and loss attributable to owners of parent of ¥39.8 billion for the fiscal year ended March 31, 2023, net operating revenue of ¥313.3 billion, ordinary income of ¥31.9 billion and profit attributable to owners of parent of ¥16.2 billion for the fiscal year ended March 31, 2024, and net operating revenue of ¥190.6 billion, ordinary income of ¥38.3 billion and profit attributable to owners of parent of ¥40.5 billion for the six months ended September 30, 2024.

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture.

General

The notes will constitute senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, dated as of March 9, 2016, or the Base Indenture, as supplemented by the First Supplemental Indenture dated as of July 16, 2019 between us and The Bank of New York Mellon, as trustee, together with the Base Indenture, the Indenture. The Indenture is qualified under the U.S. Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the offices of the trustee.

We will issue the notes in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream. In certain circumstances, the notes may be represented by definitive notes in certificated form. See “Description of the Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

The notes will not be redeemable prior to maturity, except as set forth below under “—Redemption for Taxation Reasons,” and will not be subject to any sinking fund.

Each series of notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, various statutes and regulations may restrict our subsidiaries from paying dividends or making loans or advances to us, including the Banking Act, the Companies Act and the Deposit Insurance Act. The restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the notes. See “Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.”

Principal, Maturity and Interest for the Fixed Rate Notes

We expect to issue one or more series of fixed rate notes with the initial aggregate principal amount(s) and maturity date(s) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” Principal in respect of the fixed rate notes will be repaid at maturity at a price of 100% of the principal amount.

Interest on the fixed rate notes of each series will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” We will pay interest on the fixed rate notes of each series semiannually in arrears on the dates set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to the persons in whose names the fixed rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a Business Day). Interest on the fixed rate notes will be paid to but excluding the relevant interest payment date. We will compute interest on the fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months. We will pay the principal of and interest on the fixed rate notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the fixed rate notes on a day that is not a Business Day, we will make payment on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the fixed rate notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

All payments in respect of the fixed rate notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

The term “Business Day” as used under “—Principal, Maturity and Interest for the Fixed Rate Notes” means any day which is not a day on which banking institutions in The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

Principal, Maturity and Interest for the Floating Rate Notes

We expect to issue one or more series of floating rate notes with the initial aggregate principal amount(s) and maturity date(s) (each, a “Floating Rate Notes Maturity Date”) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” Principal in respect of the floating rate notes will be repaid at maturity at a price of 100% of the principal amount.

The floating rate notes of each series will bear interest at a rate per annum equal to Compounded Daily SOFR (as defined below) plus a margin (the “Margin”) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” payable on each interest payment date set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” subject to adjustment as explained below (each, an “Interest Payment Date”), beginning on the first interest payment date as set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” and ending on the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. In no event shall the rate of interest for the floating rate notes be less than 0% for any Interest Period (as defined below).

Interest on the floating rate notes of each series will accrue from (and including) the issue date, set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to (but excluding) the Floating Rate Notes Maturity Date or, if redeemed early, the date of such redemption. If any Interest Payment Date (other than the Floating Rate Notes Maturity Date or any redemption date under “—Redemption for Taxation Reasons”) falls on a day that is not a

Business Day, such Interest Payment Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day (and interest will continue to accrue to, but excluding, such succeeding Business Day), unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day (and interest will accrue to, but excluding, such preceding Business Day). If the Floating Rate Notes Maturity Date or redemption date under “—Redemption for Taxation Reasons” would fall on a day that is not a Business Day, then any interest, principal or additional amounts, if any, as the case may be, will be paid on the next succeeding Business Day, and no interest shall accrue from and after the Floating Rate Notes Maturity Date or such redemption date.

The term “Business Day” as used under “—Principal, Maturity and Interest for the Floating Rate Notes” means a day that is a U.S. Government Securities Business Day (as defined below) and that in The City of New York, London and Tokyo, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

We will pay interest on the floating rate notes of each series to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the Interest Payment Date (whether or not a Business Day).

As further described herein, on each Interest Determination Date, the Calculation Agent (each as defined below) will calculate the amount of accrued interest payable on the floating rate notes of each series on the related Interest Payment Date by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the number of days in the relevant Interest Period divided by 360. We will pay the principal of and interest on the floating rate notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The Federal Reserve Bank of New York notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Compounded Daily SOFR

The term “Compounded Daily SOFR” means, in respect of each Interest Period, the rate of return on a daily compounded interest investment during the relevant SOFR Observation Period (with the daily SOFR reference rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent on the relevant Interest Determination Date in accordance with the following formula:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)) and where:

“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day “i”;

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each, a “U.S. Government Securities Business Day “i””);

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

“Interest Determination Date” means the date that is five Business Days before the related Interest Payment Date;

“Interest Period” means each period beginning from (and including) the issue date, set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to (but excluding) the first Interest Payment Date, or from (and including) any Interest Payment Date to (but excluding) the next Interest Payment Date, or from (and including) any Interest Payment Date immediately preceding the applicable redemption date to (but excluding) such redemption date; provided, however, that, in the case of any Interest Period during which any floating rate notes become due and payable on a date other than an Interest Payment Date, in respect of such floating rate notes that become due and payable only, such Interest Period will end on (but exclude) such date on which such floating rate notes have become due and payable;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the Calculation Agent in accordance with the following provision:

(i)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day at the SOFR Determination Time on the SOFR Administrator’s Website; or

(ii)

if the reference rate specified in (i) above does not appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the Secured Overnight Financing Rate published on the SOFR Administrator’s Website for the most recent preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day;

“SOFR Observation Period” means (i) in respect of each Interest Period, the period from, and including, the date five Business Days preceding the first date in such Interest Period to, but excluding, the date five Business

Days preceding the Interest Payment Date for such Interest Period, and (ii) in respect of the payment of any interest in connection with any redemption of any floating rate notes, the period from, and including, the date that is five Business Days preceding the first date in the Interest Period in which such redemption occurs to, but excluding, the date that is five Business Days before such redemption date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded Daily SOFR or the then-current Benchmark (as defined below), then the benchmark replacement provisions set forth below under “—Benchmark Transition” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable Margin.

The Bank of New York Mellon will serve as the “Calculation Agent” for the floating rate notes.

In the absence of gross negligence or willful default, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Interest Period will be conclusive and binding on us and the holders of the floating rate notes. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the floating rate notes are held in global form. We have the right to remove the Calculation Agent at any time, which removal will take effect on the date of the appointment by us of a successor Calculation Agent.

Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the-then current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time without the consent of the Holders.

Any determination, decision or election that may be made by us or our designee pursuant to these Benchmark Transition provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (i) will be conclusive and binding on us, the trustee, the paying agent, the Calculation Agent and any other agents and the holders of the floating rate notes absent manifest error, (ii) if made by us, will be made in our sole discretion, (iii) if made by our designee, will be made after consultation with us, and the designee will not make any such determination, decision or election to which we object and (iv) notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

Any determination, decision or election pursuant to these Benchmark Transition provisions not made by our designee will be made by us on the basis as described above. The designee shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with these Benchmark Transition provisions.

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the trustee, the paying agent, the Calculation Agent and the holders of the floating rate notes; provided that failure to give such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

For purposes of these Benchmark Transition provisions:

“Benchmark” means, initially, Compounded Daily SOFR; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)	the sum of:

(a)

the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the Corresponding Tenor; and

(b)	the Benchmark Replacement Adjustment;

(ii)	the sum of:

(a)	the ISDA Fallback Rate; and

(b)	the Benchmark Replacement Adjustment; or

(iii)	the sum of:

(a)

the alternate reference rate that has been selected by us or our designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for the applicable Corresponding Tenor giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar-denominated floating rate notes at such time; and

(b)	the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “Interest Period,” changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)	in the case of sub-paragraph (i) or (ii) of the definition of “Benchmark Transition Event”, the later of:

(a)	the date of the public statement or publication of information referenced therein; and

(b)	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of sub-paragraph (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark;

“designee” means a designee as selected and separately appointed by us in writing;

“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Compounded Daily SOFR, the SOFR Determination Time, or (2) if the Benchmark is not the Compounded Daily SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/ or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Redemption for Taxation Reasons

The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of such notes together with accrued and unpaid interest to (but excluding) the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts with respect to such series as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of such series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of such notes. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and an opinion of independent legal or tax advisor of recognized standing to the effect that we have become or will be obliged to pay such additional amounts as a result of such change or amendment.

Events of Default and Remedies

Holders of the notes will have certain rights if an event of default occurs. You should read the information under the heading “Description of Debt Securities—Events of Default and Rights of Acceleration—Senior Debt Securities” in the accompanying prospectus.

The events of default applicable to senior debt securities issued by us prior to March 31, 2019 (the “Pre-2019 Senior Debt”) provide for a 15-day cure period with respect to any failure by us to pay the principal and premium, if any, of any series of such Pre-2019 Senior Debt. In response to the Japanese TLAC Standards, which came into effect on March 31, 2019, we have modified the events of default applicable to the notes to provide for a 30-day cure period in the event of a principal or premium default. Accordingly, holders of the notes would not be entitled to accelerate their notes until after the expiration of a 30-day cure period, as compared to a 15-day cure period for holders of Pre-2019 Senior Debt, in the event that we fail to pay the principal and premium, if any, on the relevant series of notes when due.

The Trustee

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will be the trustee for the notes. The trustee may, subject to certain conditions, act as trustee for other securities issued by us or by our affiliates.

Paying Agent, Transfer Agent, Registrar and Calculation Agent

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as paying agent, transfer agent and registrar for each series of the notes and as calculation agent for the floating rate notes. We may change the paying agent, transfer agent, calculation agent or registrar without prior notice to holders of the notes, and we or any of our subsidiaries may act as paying agent, transfer agent, calculation agent or registrar.

Governing Law

The notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

TAXATION

Japanese Taxation

The following is a general description of certain aspects of Japanese taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended, or the Cabinet Order, under the Special Taxation Measures Act) relating to the issuer of the notes or a specially-related person of the issuer.

Representation by Investor upon Distribution

By subscribing to the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the applicable underwriting agreement at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above, except as specifically permitted under the Special Taxation Measures Act.

Interest Payments on Notes and Redemption Gain

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain, meaning any positive difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes, or the Redemption Gain, where such notes are issued outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i) if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Special Taxation Measures Act and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, or the Act, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the Interest Recipient Information, and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the issuer), and that the issuer of the notes prepare and file a certain confirmation prescribed by the Act, or the Interest Recipient Confirmation, in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii) if the relevant notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or the Written Application for Tax Exemption, together with certain documentary evidence, and that the issuer of the notes file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Special Taxation Measures Act (such person is referred to as a specially-related person of the issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium, Sweden, Spain or Switzerland, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian, Swedish, Spanish or Swiss residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and France, Australia, the Netherlands or New Zealand, certain limited categories of qualified French, Australian, Dutch or New Zealand residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the relevant notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the relevant notes to the relevant tax authority before payment of interest.

(5) Under the Act, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the issuer.

1.2. Redemption Gain

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (11) of the Special Taxation Measures Act, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc. who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Special Taxation Measures Act, each, a Specified Financial Institution, that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a

Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.

(4) If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Special Taxation Measures Act, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax due otherwise than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by noteholders in connection with the issue of the notes, nor will such taxes be payable by noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax consequences of the ownership and disposition of the notes by the U.S. Holders described below, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire notes. This discussion applies to you only if you are a U.S. Holder who purchases notes of any series pursuant to this offering at the “issue price,” which is the first price at which a substantial amount of the notes of that series is sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and who holds the notes as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the possible effect of the special tax accounting rules under Section 451 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, any minimum tax or Medicare contribution tax consequences, and differing tax consequences that may be applicable to you if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a real estate investment trust;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding notes as part of a “straddle” or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	holding notes in connection with a trade or business conducted outside the United States;

•	a partnership (or any other entity treated as a partnership) for U.S. federal income tax purposes; or

•	a tax-exempt entity, “individual retirement account,” or “Roth IRA.”

If you are a partnership (or any other entity treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership or a partner in such partnership, you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning and disposing of the notes.

This summary is based on the Code, administrative pronouncements, judicial decisions and Treasury regulations, and the income tax treaty between the United States and Japan, or the Treaty, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, potentially with retroactive effect. This summary does not address any state, local or non-U.S. tax considerations, or any U.S. federal tax consequences (including estate or gift taxes) other than U.S. federal income tax consequences.

If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of a note and:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest

It is expected, and therefore this discussion assumes, that the notes of each series will be issued without original issue discount for U.S. federal income tax purposes. Interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts, if any, withheld in respect of Japanese taxes and any additional amounts paid with respect thereto as described under “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. See “—Japanese Taxation—The Notes—Interest Payments on Notes and Redemption Gain—1. Non-resident Investors” for a discussion of the requirements for obtaining an exemption from Japanese withholding tax.

Interest will constitute foreign-source income for U.S. federal income tax purposes, which may be relevant in calculating your foreign tax credit limitation. Any Japanese withholding tax on interest payments will not be creditable against your U.S. federal income tax liability if the withholding tax results from a failure to provide the Interest Recipient Information or the Written Application for Tax Exemption described in “—Japanese Taxation” above, or to the extent the tax can be reduced or eliminated under the Treaty (which generally provides for an exemption from Japanese income tax on interest income). In addition, U.S. Treasury regulations impose additional requirements for non-U.S. taxes to be eligible for credit in the absence of an election to apply the benefits of an applicable income tax treaty, and we have not determined whether these requirements have been met with respect to Japanese withholding taxes, if any. The U.S. Internal Revenue Service, or the IRS, released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. Instead of claiming a credit, subject to applicable limitations, you may be able to elect to deduct any Japanese withholding taxes in computing your taxable income. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all otherwise creditable non-U.S. taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “—Interest” above. Your tax basis in a note will generally equal the amount you paid for such note.

Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are eligible to be taxed at rates lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Gain or loss generally will be U.S. source for purposes of computing your foreign tax credit limitation.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or, if required, you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to the notes or non-U.S. accounts through which they may be held. You should consult your tax adviser regarding your reporting obligations with respect to the notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the ERISA or the Code (collectively, Similar Laws), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in the foregoing clauses (i), (ii) or (iii) referred to herein as a Plan).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or a Covered Plan, and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of Covered Plan or the management or disposition of the assets of such Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Before authorizing an investment in the notes of a portion of the assets of any Plan, a fiduciary should consider the fiduciary standards of ERISA, the Code or any Similar Law in the context of the Plan’s particular circumstances. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, the Code or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving the “plan assets” with persons or entities who are “parties in interest” under ERISA, or “disqualified persons” under Section 4975 of the Code (in either case, Parties in Interest) with respect to such Covered Plans, unless an exemption is available. A Party in Interest that engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

As a result of our business, we, the underwriters, the trustee or our or their respective affiliates (collectively, the Sellers) may be Parties in Interest with respect to many Covered Plans. Where any of the Sellers is a Party in Interest with respect to a Covered Plan (either directly or by reason of such Seller’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the notes (including any interest in a note) by or on behalf of the Covered Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions, or PTCEs, issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving life insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither we, the underwriters nor any of our or their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above noted exemptions contains conditions and limitations on its application. These exemptions do not, for example, provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might constitute prohibited transactions. Therefore, fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption and consult with their counsel to confirm that it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving the notes.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), or Non-ERISA Arrangements, are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to Similar Laws. Therefore, fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before acquiring the notes.

Representation

Each purchaser and subsequent transferee of a note (including any interest in a note) pursuant to this prospectus supplement, including any fiduciary purchasing a note (or interest therein) on behalf of a Plan or a Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, that either (i) it is not acquiring or holding the notes with the assets of a Plan or Non-ERISA Arrangement or (ii) its acquisition, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by any Seller or its representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their own counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated January 7, 2025, between us and the underwriters named below, for whom SMBC Nikko Securities America, Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Jefferies LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amount of the notes listed opposite their names below.

Underwriter	Principal amount of floating rate notes	Principal amount of 5.25-year notes	Principal amount of 7-year notes	Principal amount of 10-year notes
SMBC Nikko Securities America, Inc.	$400,000,000	$400,000,000	$300,000,000	$500,000,000
Goldman Sachs & Co. LLC	128,000,000	128,000,000	96,000,000	160,000,000
Citigroup Global Markets Inc.	96,000,000	96,000,000	72,000,000	120,000,000
Jefferies LLC	64,000,000	64,000,000	48,000,000	80,000,000
Barclays Capital Inc.	24,000,000	24,000,000	18,000,000	30,000,000
BofA Securities, Inc.	24,000,000	24,000,000	18,000,000	30,000,000
J.P. Morgan Securities LLC	24,000,000	24,000,000	18,000,000	30,000,000
Nomura Securities International, Inc.	24,000,000	24,000,000	18,000,000	30,000,000
Daiwa Capital Markets America Inc.	4,000,000	4,000,000	3,000,000	5,000,000
HSBC Securities (USA) Inc.	4,000,000	4,000,000	3,000,000	5,000,000
Academy Securities, Inc.	2,000,000	2,000,000	1,500,000	2,500,000
CastleOak Securities, L.P.	2,000,000	2,000,000	1,500,000	2,500,000
Samuel A. Ramirez & Company, Inc.	2,000,000	2,000,000	1,500,000	2,500,000
Siebert Williams Shank & Co., LLC	2,000,000	2,000,000	1,500,000	2,500,000

Total	$800,000,000	$800,000,000	$600,000,000	$1,000,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.35% of the principal amount of the floating rate notes, a fee of 0.35% of the principal amount of the 5.25-year notes, a fee of 0.40% of the principal amount of the 7-year notes and a fee of 0.45% of the principal amount of the 10-year notes.

The estimated expenses of the offering, not including the underwriting commissions, to be incurred in connection with the offer and sale of the notes, are payable by us and include the following:

Securities and Exchange Commission registration fee	$352,640
Printing expenses	34,500
Legal fees and expenses	327,137
Accounting fees and expenses	85,247
Trustee fees and expenses	28,000
Miscellaneous	24,043

Total	$851,568

We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

Price Stabilization and Short Positions

In connection with the offering, SMBC Nikko Securities America, Inc., or the Stabilization Manager, and/or any person acting on behalf thereof, may purchase and sell the notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the Stabilization Manager and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. These transactions may also include stabilizing transactions by the Stabilization Manager and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the Stabilization Manager and/or any person acting on behalf thereof may impose a penalty bid. A penalty bid is an arrangement that permits the Stabilization Manager and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

No Sale of Similar Securities

We have agreed, during the period from the date of this document through and continuing until the closing of the offering, without the prior written consent of the underwriters, not to, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any market outside Japan, any U.S. dollar-denominated senior debt securities of SMFG.

Market Making Activity

The notes are new issues of securities with no established trading market. We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. SMBC Nikko Securities America, Inc. and our other broker-dealer affiliates may use this prospectus supplement and the accompanying prospectus in connection with these activities. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Notes—There is no prior market for the notes and, if a market develops, it may not be liquid.”

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The notes have not been and will not be registered under the FIEA, and are subject to the Special Taxation Measures Act. Each underwriter has represented, warranted, and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any of the notes in Japan or to any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under the underwriting agreement at any time, directly or indirectly, offer or sell any of the notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act. Notwithstanding the aforementioned restriction, pursuant to the Special Taxation Measures Act, SMBC Nikko Securities America, Inc., acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Canada

The notes may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are both accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Prohibition of Sales to EEA Retail Investors

The notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Prohibition of Sales to U.K. Retail Investors

The notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Notice to Prospective Investors in the U.K.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the U.K.

Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, currencies or commodities.

We have certain longstanding business arrangements with Goldman Sachs, including an arrangement for us to provide credit loss protection.

We have a strategic business alliance with Citigroup Inc., including an arrangement for Citigroup Inc. to provide us with global corporate and investment banking network access.

We have a strategic business alliance with Jefferies Financial Group, Inc. to collaborate on corporate and investment banking business opportunities, as well as in equity sales, trading, and research.

Conflicts of Interest

SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. SMBC Nikko Securities America, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Settlement

We expect delivery of the notes will be made against payment therefor on or about January 15, 2025, which is the sixth New York business day following the date of pricing of the notes. Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle six New York business days after pricing of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

LISTING AND GENERAL INFORMATION

Clearing Systems

The notes have been accepted for clearance and settlement through the clearing systems DTC, Euroclear and Clearstream. The CUSIP number of the floating rate notes is 86562MDR8, the ISIN is US86562MDR88 and the Common Code is 297081497. The CUSIP number of the 5.25-year notes is 86562MDS6, the ISIN is US86562MDS61 and the Common Code is 297081519. The CUSIP number of the 7-year notes is 86562MDT4, the ISIN is US86562MDT45 and the Common Code is 297081527. The CUSIP number of the 10-year notes is 86562MDU1, the ISIN is US86562MDU18 and the Common Code is 297081535.

Listing

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Copies of the following documents will, so long as any of the notes are listed on the Luxembourg Stock Exchange, be available, with English translations where appropriate, during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the office of the listing agent, SMBC Nikko Bank (Luxembourg) S.A., located at 2, rue Hildegard von Bingen, L-1282 Luxembourg, Luxembourg: (a) the Indenture, (b) our Articles of Incorporation and Regulations of the Board of Directors and (c) our audited annual consolidated financial statements and unaudited interim consolidated financial statements.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes. The issue of the notes was duly authorized by the resolution of our Board of Directors dated June 29, 2017 and a decision by an authorized Corporate Executive Officer dated March 27, 2024.

Responsibility for Statements

We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge, the information contained in this prospectus supplement and in the accompanying prospectus is in accordance with the facts and contains no omission likely to affect its import.

Share Information

The number of authorized and outstanding shares of our capital stock as of September 30, 2024 was 3,913,859,208 common shares, all of which have been fully paid and have no par value.

No Material Adverse Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material adverse change in the financial position or prospects of us and our subsidiaries taken as a whole since September 30, 2024.

Other Information

There are no provisions in the Indenture limiting the time of validity of claims to payment of interest and repayment of principal.

Notices

So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the notes will also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

EXPERTS

The consolidated financial statements of Sumitomo Mitsui Financial Group, Inc. as of March 31, 2023 and 2024 and for each of the years in the three-year period ended March 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2024 have been incorporated herein by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2024 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the notes and certain U.S. legal matters will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain Japanese legal matters will be passed upon for us by Nagashima Ohno & Tsunematsu, our Japanese counsel. Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriters, will pass upon certain matters of U.S. federal law and New York law for them.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The documents incorporated by reference in this prospectus supplement include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2024, filed on June 27, 2024 (File Number 001-34919);

•	our report on Form 6-K furnished to the SEC on June 27, 2024, which includes our audited annual Japanese GAAP consolidated financial statements for the fiscal years ended March 31, 2023 and 2024;

•

our report on Form 6-K furnished to the SEC on August 2, 2024, except for the statements regarding our earnings forecast under the caption “3. Earnings forecast on a consolidated basis (for the fiscal year ending March 31, 2025),” which includes an English translation of our quarterly Japanese GAAP consolidated financial results for the three months ended June 30, 2024;

•	our report on Form 6-K furnished to the SEC on August 14, 2024, which includes our and SMBC’s capital ratios and the related information as of June 30, 2024;

•

our report on Form 6-K furnished to the SEC on November 14, 2024, except for the statements regarding our earnings forecast under the caption “3. Earnings forecast on a consolidated basis (for the fiscal year ending March 31, 2025),” which includes an English translation of our unaudited interim Japanese GAAP consolidated financial results for the six months ended September 30, 2024;

•

our report on Form 6-K furnished to the SEC on December 5, 2024, which includes an English translation of our unaudited interim Japanese GAAP consolidated financial statements and the notes thereto included as part of our semiannual securities report (hanki hokokusho) for the six months ended September 30, 2024; and

•	our report on Form 6-K furnished to the SEC on December 26, 2024, which includes our unaudited interim IFRS consolidated financial results for the six months ended September 30, 2024.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Tel: +81-3-3282-8111

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at https://www.smfg.co.jp.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.smfg.co.jp.

PROSPECTUS

Sumitomo Mitsui Financial Group, Inc.

(incorporated in Japan)

$55,000,000,000

Debt Securities

We may offer, from time to time, in one or more offerings, up to $55,000,000,000, or the equivalent thereof in any other currency, of senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of these debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

One or more of our broker-dealer affiliates, or Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., expect to offer and sell the debt securities as part of its business, and may act as principal or agent in such transactions. The Broker-Dealer Affiliates may use this prospectus and any applicable prospectus supplement in connection with these activities.

The date of this prospectus is January 11, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 29 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use the Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. “SMBC” refers to Sumitomo Mitsui Banking Corporation, which is one of our commercial banking subsidiaries, or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “risk,” “project,” “should,” “seek,” “target,” “will” and similar expressions, among others, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors, and the differences may be material. Potential risks and uncertainties include, without limitation, the following:

•	the effects of Russia’s aggression against Ukraine and collateral events;

•	deterioration of Japanese and global economic conditions and financial markets;

•	declines in the value of our securities portfolio;

•	changes in the level or volatility of market rates or prices;

•	constraints on our operations due to capital adequacy requirements;

•	problems of other financial institutions;

•	adverse regulatory developments or changes in government policies;

•	incurrence of significant credit-related costs;

•	a significant downgrade of our credit ratings;

•	exposure to new risks as we expand the scope of our business;

•	our ability to successfully implement our business strategy through our subsidiaries, affiliates and alliance partners;

•	the industry specific risks of the consumer finance industry;

•	the recoverability of deferred tax assets;

•	insufficient liquidity;

•	the effects of climate change and various other environmental issues, and efforts to respond thereto;

•	litigation and regulatory proceedings; and

•	other risk factors set forth in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our then most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, we are a holding company for SMBC Trust Bank Ltd., Sumitomo Mitsui Finance and Leasing Company, Limited, SMBC Nikko Securities Inc., Sumitomo Mitsui Card Company, Limited, SMBC Finance Service Co., Ltd., SMBC Consumer Finance Co., Ltd., The Japan Research Institute, Limited, Sumitomo Mitsui DS Asset Management Company, Limited and other subsidiaries and affiliates. Through our subsidiaries and affiliates, we offer a diverse range of financial services, including commercial banking, leasing, securities, consumer finance and other services.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2023 presented in accordance with IFRS. You should read this table in conjunction with the consolidated financial statements and notes prepared in accordance with IFRS incorporated by reference in this prospectus.

As of September 30, 2023
(Millions of yen)
Indebtedness:(1)
Borrowings
Unsubordinated borrowings	¥14,247,306
Subordinated borrowings	177,412
Liabilities associated with securitization transactions	1,210,393
Lease liabilities	425,079

Total borrowings	16,060,190

Debt securities in issue
Commercial paper	2,874,209
Unsubordinated bonds	9,572,275
Subordinated bonds	1,279,332

Total debt securities in issue	13,725,816

Financial liabilities designated at fair value through profit or loss	421,392

Total indebtedness(2)	30,207,398

Equity:
Capital stock	2,344,038
Capital surplus	635,915
Retained earnings	7,563,151
Treasury stock	(17,722)

Equity excluding other reserves	10,525,382
Other reserves	3,288,687

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	13,814,069
Non-controlling interests	123,871
Equity attributable to other equity instruments holders	1,126,695

Total equity	15,064,635

Total capitalization and indebtedness	¥45,272,033

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	38.5% of our total indebtedness was secured as of September 30, 2023.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities, dated subordinated debt securities and perpetual subordinated debt securities, collectively the “debt securities,” that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture (as described below) and the applicable debt securities issued pursuant thereto. The senior and dated subordinated indentures and a form of the perpetual subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sumitomo Mitsui Financial Group, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the “senior trustee,” dated as of March 9, 2016, as amended or supplemented from time to time. We may issue dated subordinated debt securities from time to time, in one or more series under a subordinated indenture between us and The Bank of New York Mellon, which we refer to as the “dated subordinated trustee,” dated as of September 17, 2019, as amended or supplemented from time to time. We may issue perpetual subordinated debt securities from time to time, in one or more series under a perpetual subordinated indenture to be entered into upon the initial issuance of perpetual subordinated debt securities, between us and The Bank of New York Mellon, which we refer to as the “perpetual subordinated trustee.” The senior indenture, the dated subordinated indenture and the perpetual subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “dated subordinated indenture,” “perpetual subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. None of the indentures limits or will limit the amount of debt securities that we may issue thereunder, nor contains or will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The dated subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to “Senior Indebtedness” (as defined in the dated subordinated indenture) and is in priority to all of our perpetual subordinated indebtedness, including the perpetual subordinated debt securities, and indebtedness in respect of preference or other shares or any other indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, indebtedness in respect of perpetual subordinated indebtedness. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities will be further described in the applicable prospectus supplement relating to such series of dated subordinated debt securities.

The perpetual subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to “Senior Indebtedness” (as defined in the perpetual subordinated indenture), which term, for the avoidance of doubt, shall include the dated subordinated debt securities. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of perpetual subordinated debt securities will be further described in the applicable prospectus supplement relating to such series of perpetual subordinated debt securities.

The perpetual subordinated debt securities will be our perpetual obligations in respect of which there is no fixed maturity or mandatory redemption date.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for the dated subordinated debt securities and perpetual subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium of the debt securities, if any and to the extent applicable, is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	The manner in which and the place or places where, if applicable, principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

If applicable, any other or different events of default or subordination or liquidation events, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series;

•

The terms of the contractual subordination or loss absorption provisions of the dated subordinated debt securities and perpetual subordinated debt securities, including, if applicable, write-down and cancellation provisions, going-concern write-down provisions and write-up provisions, and any other provisions relevant thereto;

•

Any other or different write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The senior and dated subordinated debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Events of Default and Rights of Acceleration

Senior Debt Securities

The senior indenture provides holders of our senior debt securities with certain remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy or insolvency events. Holders of our senior debt securities should review the senior indenture and understand what constitutes an event of default and what does not.

An event of default with respect to a series of senior debt securities is defined under the senior indenture as any one or more of the following events having occurred and continuing to exist:

•	Default shall be made for more than 30 days in the payment of principal and premium, if any, or interest in respect of any of the senior debt securities of such series;

•

We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

•

Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution; or

•	Any other event of default provided for in a supplemental indenture to the senior indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement.

Under the senior indenture, the senior trustee shall be required to give notice by mail to the holders of the relevant series of the senior debt securities of all defaults known to the senior trustee that have occurred with respect to such series. The senior trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the senior trustee, unless the defaults have been cured before transmission of such notice.

The senior indenture provides that if any event of default shall occur and be continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the senior trustee if given by the holders), may, and the senior trustee at the request of such holders shall (subject to the senior trustee being indemnified and/or secured to its reasonable satisfaction), declare the entire principal of all such outstanding senior debt securities of such series, together with all accrued and unpaid interest, to be due and payable immediately.

Unless stated otherwise in the applicable prospectus supplement, each holder of our senior debt securities and the senior trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan, or the DIC, to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “—Consolidation, Merger, Sale or Conveyance.” See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2023 and the risk factors in the applicable prospectus supplement for information relating to orderly resolution procedures in Japan under the Deposit Insurance Act.

We shall, as soon as practicable after the Prime Minister has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us or a Japanese court has publicly announced that it has granted permission to a transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities through DTC. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

Dated Subordinated Debt Securities

Unless otherwise provided for in a supplemental indenture to the dated subordinated indenture or in the applicable dated subordinated debt securities, payment of the principal of the dated subordinated debt securities may be accelerated only in the case of the occurrence and continuation of certain “Subordination Events” (as defined in the dated subordinated indenture), which are specified events relating to certain bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings in respect of us. The right to accelerate a series of dated subordinated debt securities may be subject to further conditions or limitations, including the operation of any non-viability loss absorption provisions applicable to the series of dated subordinated debt securities, which shall be set forth in the applicable prospectus supplement.

The dated subordinated indenture provides that an event of acceleration will not arise upon a default by us in the payment of principal of or interest on the dated subordinated debt securities of any series or upon the default by us in the performance or observance of any covenant, condition or provision contained in the dated subordinated indenture or the dated subordinated debt securities of any series or upon the occurrence of any other event in relation to the dated subordinated debt securities of any series other than a Subordination Event.

Under the dated subordinated indenture, the dated subordinated trustee shall be required to give notice by mail to the holders of the relevant series of dated subordinated debt securities of all defaults known to the dated subordinated trustee that have occurred with respect to such series, provided that the dated subordinated trustee may, in certain limited circumstances, withhold such notice. The dated subordinated trustee shall transmit the notice within 90 days of such occurrence, unless the defaults have been cured before transmission of such notice.

Perpetual Subordinated Debt Securities

The perpetual subordinated indenture will provide that non-payment of principal of or interest on the perpetual subordinated debt securities or breach of covenants will not constitute an event of default or an event of acceleration under the perpetual subordinated indenture or the applicable perpetual subordinated debt securities or give rise to any right of the holders or the perpetual subordinated trustee to declare the principal or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle holders or the perpetual subordinated trustee to require that the perpetual subordinated debt securities become immediately due and payable.

The perpetual subordinated indenture will provide the conditions under which holders of the perpetual subordinated debt securities will have a “Liquidation Claim” (as defined in the perpetual subordinated indenture), payment of which is subject to the subordination provisions set forth therein.

Under the perpetual subordinated indenture, the perpetual subordinated trustee shall be required to give notice by mail to holders of the relevant series of perpetual subordinated debt securities of all breaches (as defined in the perpetual subordinated indenture) known to the perpetual subordinated trustee that have occurred with respect to such series, provided that the perpetual subordinated trustee may, in certain limited circumstances, withhold such notice. The perpetual subordinated trustee shall transmit the notice within 90 days of such occurrence, unless the breaches have been cured before transmission of such notice.

Waiver of Default, Acceleration or Breach

Prior to the acceleration of the maturity of any of the debt securities, if applicable, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series then outstanding under the indenture relating to such debt securities (voting together as a single class) also have the right to waive any past default, event of default or event of acceleration, or “breach” (as that term is defined in the perpetual subordinated indenture), as the case may be, and its consequences, except a default or “breach” in respect of a covenant or a provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The indentures permit or will permit us from time to time and without the consent of the holders of the debt securities of a particular series, to create and issue additional debt securities on the same terms and conditions as the original debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of debt securities and originally constituting such series for all purposes under the relevant indenture, provided that, in the case of senior debt securities or dated subordinated debt securities, such additional debt securities that are so consolidated must be fungible for U.S. federal income tax purposes with the outstanding debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding debt securities, issue other series of debt securities in the future under the indentures on terms and conditions different from the debt securities offered hereby.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the debt securities under any of the following circumstances:

•

the holder or beneficial owner of the debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such debt securities by reason of its having some connection with Japan other than the mere holding of such debt securities or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•

the holder or beneficial owner of the debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

the holder or beneficial owner of the debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant debt securities through a payment handling agent in Japan appointed by it);

•

the debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

•

the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities (where presentation is required) to another paying agent maintained by us;

•

the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, a debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such debt security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the debt securities are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Special Taxation Measures Act, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the debt securities as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the trustee will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the trustee.

If (i) subsequent to making a payment on the debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the debt securities; provided that, except as otherwise set forth in the debt securities or in the relevant indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the relevant indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the debt securities and the relevant indenture.

Repurchases

We, or any subsidiary of ours, may at any time but subject to prior confirmation or approval of the FSA (if such confirmation or approval is required under applicable Japanese laws or regulations then in effect) purchase any or all of the debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase debt securities held by any other holder in the open market or otherwise. Any debt securities so repurchased by us or any subsidiary of ours and surrendered to the paying agent shall be cancelled.

Consolidation, Merger, Sale or Conveyance

The indentures provide or will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan, and expressly assumes our obligations under all series of debt securities issued under the relevant indenture, and further provided that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, no event of acceleration, in the case of the dated subordinated debt securities, and no Bankruptcy Event (as defined in the perpetual subordinated indenture), in the case of the perpetual subordinated debt securities, shall have occurred and be continuing.

Paying Agents

Whenever we appoint a paying agent to make payments required under an indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the relevant indenture and the debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security (other than the perpetual subordinated debt securities) and the trustee to the full extent permitted by applicable law against any loss incurred by such holder or, as the case may be, the trustee, as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation as between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day on which final non-appealable judgment is entered is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder or, as the case may be, the trustee. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Satisfaction and Discharge

We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture if we shall have:

•

paid or caused to be paid, if and to the extent required, the principal of and interest on all of the debt securities of such series outstanding (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) as and when the same shall have become due and payable; or

•

delivered to the paying agent for cancellation all of the debt securities of such series theretofore authenticated (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture).

Modification and Waiver

Any amendment or modification to the principal terms of the debt securities is subject to the terms of the indenture and to prior confirmation or approval of the FSA, if such confirmation or approval is required under applicable Japanese laws or regulations then in effect.

In addition, in the case of dated subordinated debt securities or perpetual subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness (as such term is defined with respect to the relevant series of dated subordinated debt securities or perpetual subordinated debt securities) shall be made to the subordination provision contained in the dated subordinated debt securities or perpetual subordinated indenture.

Without Consent of Holders

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	cure ambiguities, defects or inconsistencies, or make or amend other provisions which shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	add covenants for the protection of the holders of the debt securities;

•	establish the forms or terms of the debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	evidence the assumption by a successor of the obligations of us under the debt securities and the indenture; or

•

in the case of the perpetual subordinated debt securities, remove, amend or modify the going-concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions with respect to any outstanding perpetual subordinated debt securities, provided that such removal, amendment or modification does not adversely affect the interests of holders of the perpetual subordinated debt securities in any material respect or the regulatory capital treatment of the relevant series of perpetual subordinated debt securities.

With Consent of Holders

Each of us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (voting together as a single class), may add any provisions to, or change in any manner or eliminate any of the provisions of, each indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to such indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of any senior debt securities or dated subordinated debt securities of any series or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•

make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the debt securities or in accordance with the terms thereof;

•	modify or amend any provisions for converting any currency into any other currency as provided in the debt securities or in accordance with the terms of such debt securities;

•

change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the debt securities rather than to pay the additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of such debt security (if applicable) or the amount provable in bankruptcy, or impair or affect the right of any holders of the debt securities to institute suit for the payment thereof or, if the debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the debt securities;

•

modify or amend any provisions relating to the conversion or exchange of any of the debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such debt securities or otherwise in accordance with the terms of such debt securities;

•

in the case of dated subordinated debt securities or perpetual subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the dated subordinated debt securities or perpetual subordinated debt securities of any particular series pursuant to the dated subordinated debt securities or perpetual subordinated indenture; or

•	reduce the aforesaid percentage of any of the debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Rights to Set Off by Holders

Subject to applicable law and, in the case of the dated subordinated debt securities or perpetual subordinated debt securities, in such circumstances as described in the applicable prospectus supplement, or as set forth in the applicable indenture or debt securities, each holder of our debt securities, by acceptance of any interest in the debt securities, agrees that it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, such debt securities or the applicable indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of debt securities, The Bank of New York Mellon will serve as the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee.

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities), an event of acceleration or a default in the payment of interest or principal with respect to a series of dated subordinated debt securities (in the case of the dated subordinated debt securities) or a breach with respect to a series of perpetual subordinated debt securities

(in the case of the perpetual subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration or default in the payment of interest or principal, or breach, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee concurrently under the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or will provide that the trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptable such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide or will provide that all monies paid by us to a trustee or paying agent for a particular series of debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall be become due and payable will be repaid to us and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The indentures and the debt securities are, or will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Jurisdiction and Service of Process

Under the indentures, we have irrevocably designated or will designate Sumitomo Mitsui Banking Corporation, New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we have irrevocably submitted or will submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the indentures and the debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the relevant indenture to institute any proceeding against us with respect to the indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing default (or breach in the case of perpetual subordinated debt securities) with respect to the debt security;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series issued under the relevant indenture (treated as a single class) shall have made written request to the trustee to institute proceedings and such holders have offered the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•

no written direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of each affected series under the relevant indenture (voting together as a single class).

Undertaking for Costs

The indentures provide or will provide that we and the trustee agree, and each holder of a debt security by his or her acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the relevant indenture or against the trustee for action taken, suffered or omitted by it as trustee (other than a suit instituted by the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the debt securities and in the relevant indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the debt securities.

Global Securities

The debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the debt securities will be exercisable by beneficial owners of the debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed within 90 days. Upon the occurrence of such event, DTC shall instruct us to transfer the debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the relevant indenture and the debt security, and, accordingly, our obligations under the debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such debt securities, and not to the holders of beneficial interests in such debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have debt securities registered in their name, will not receive physical delivery of debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

Interests in the global securities will trade in DTC’s Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and DTC participants. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive debt securities and to distribute such legended debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and/or Section 4975 of the Code prohibit ERISA Plans, as well as plans and other arrangements (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, any underwriters, the trustee or our or their affiliates (collectively, the “Sellers”) may be Parties in Interest with respect to many Plans. Where any of the Sellers is a Party in Interest with respect to a Plan, the purchase and holding of debt securities (including any interest in a debt security) by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of debt securities. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of debt securities and related lending transactions, provided that neither we, any underwriters nor any of our or their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding debt securities in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving debt securities.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”), are not subject to the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Therefore, fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in debt securities under any applicable Similar Laws before acquiring any debt securities.

Each purchaser and subsequent transferee of a debt security (including any interest in a debt security) pursuant to an applicable prospectus supplement, including any fiduciary purchasing a debt security (or interest therein) on behalf of a Plan or a Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, that either (i) it is not acquiring or holding debt securities with the assets of a Plan or Non-ERISA Arrangement or (ii) its acquisition, holding and subsequent disposition of debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

Each purchaser and holder of debt securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any debt securities to any Plan or Non-ERISA Arrangement is in no respect a representation by the Sellers or their representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus or any applicable prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in debt securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If SMBC Nikko Securities America, Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, the offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

MARKET-MAKING ACTIVITIES

This prospectus and any of our prospectus supplements may be used by the Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., in connection with offers and sales of the debt securities in market-making transactions. In market-making transactions, a Broker-Dealer Affiliate may resell debt securities it acquires from other holders, after the initial offering and sale of the debt securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Broker-Dealer Affiliate may act as principal or agent and may receive compensation in the form of discounts and commissions from both the purchaser and seller. We do not expect to receive any proceeds from market-making transactions. We do not expect that any Broker-Dealer Affiliate, including SMBC Nikko Securities America, Inc., will pay any proceeds from market-making resales to us.

The Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., are under no obligation to engage in market-making transactions and may discontinue any market-making activities at any time without any notice.

SMBC Nikko Securities America, Inc. is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and may participate in distributions of the debt securities referenced on the cover page of this prospectus. Accordingly, the participation of SMBC Nikko Securities America, Inc. in the offerings of such debt securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your debt security in a market-making transaction.

EXPERTS

The consolidated financial statements of Sumitomo Mitsui Financial Group, Inc. as of March 31, 2022 and 2023 and for each of the years in the three-year period ended March 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023 have been incorporated herein by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2023 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company with limited liability (kabushiki kaisha) incorporated under the laws of Japan. Most or all of our directors and corporate executive officers are non-residents of the United States and all or a substantial portion of our assets and the assets of these non-resident persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such non-resident persons, or to enforce against any of us judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Nagashima Ohno & Tsunematsu, our Japanese counsel, that there is doubt as to the enforceability in Japan, in original actions or in actions brought before Japanese courts for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Sumitomo Mitsui Banking Corporation, New York Branch.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC maintains an internet site at https://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the

Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “SMFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed on June 29, 2023 (File Number 001-34919); and

•	our report on Form 6-K furnished to the SEC on December 22, 2023, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2023.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.smfg.co.jp.

OUR PRINCIPAL EXECUTIVE OFFICE

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

TRUSTEE, PAYING AGENT,

TRANSFER AGENT,

REGISTRAR AND CALCULATION AGENT FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street, New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Davis Polk & Wardwell LLP Izumi Garden Tower, 33rd Floor 6-1, Roppongi 1-chome Minato-ku, Tokyo 106-6033, Japan	Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036, Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032, Japan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG AZSA LLC

1-2, Tsukudo-cho

Shinjuku-ku, Tokyo 162-8551, Japan

Sumitomo Mitsui Financial Group, Inc.

U.S.$800,000,000 Senior Floating Rate Notes due 2030

U.S.$800,000,000 5.240% Senior Notes due 2030

U.S.$600,000,000 5.454% Senior Notes due 2032

U.S.$1,000,000,000 5.632% Senior Notes due 2035

PROSPECTUS SUPPLEMENT

SMBC NIKKO

Goldman Sachs & Co. LLC

Citigroup

Jefferies

Barclays

BofA Securities

J.P. Morgan

Nomura

Daiwa Capital Markets

HSBC

Academy Securities

CastleOak Securities, L.P.

Ramirez & Co., Inc.

Siebert Williams Shank